EXHIBIT 10.10

Execution Version

Business Cooperation Agreement

This Business Cooperation Agreement (this “Agreement”) is made and entered into by and among  the following parties on February 24, 2020 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:	VTV Global Culture Media (Beijing) Co., Ltd.

Address:	8 Beichen East Road, Building 9-L, Suite 1007, Chaoyang District, Beijing, PRC

Party B:	Butterfly Effect Culture Media (Beijing) Co., Ltd.

Address:	Jiyi Wenchuang Garden II, Building F16, Gaobeidian West Dian, Chaoyang District, Beijing, PRC 100122

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.	Party A is a wholly-foreign-owned enterprise established in China, and has the necessary resources to provide technical and consulting services;

2.

Party B is a company formed under the laws of China and engages in cultivating scripts for Chinese TV shows and movies and producing TV shows and movies in China and other related businesses (the “Principal Business”).

3.

Party A is willing to provide Party B with technical support, consulting services and other commercial services on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1	Services Provided by Party A

1.1.

Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete technical support, business support and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all necessary services within the scope of the Principal Business as may be determined from time to time by Party A, such as but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance.

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Execution Version

1.2.

Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. The Parties agree that Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement. During the term of this Agreement, Party B hereby agrees not to enter into any other business which it is not conducting as of the date of this Agreement, without prior written consent from Party A.

1.3.	Service Providing Methodology

1.3.1.

Party A and Party B agree that during the term of this Agreement Party B may enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.1.2.

To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, Party B may enter into equipment or property lease agreements with Party A or any other party designated by Party A which shall permit Party B to use Party A's or its designee’s relevant equipment or property based on the needs of the business of Party B.

2.	The Calculation and Payment of the Service Fees

Both Parties agree that, in consideration of the services provided by Party A, Party B shall pay to Party A the fees (the “Service Fees”) equal to 100% of the after-tax net income of Party B; however, upon mutual discussion between the Parties and the prior written consent by Party A, the rate of Service Fees may be adjusted based on the services rendered by Party A in any particular  month and the operational needs of Party B. All out-of-pocket expenses (including without limitation the travelling expenses, accommodation, transportation, printing and postage fees and etc.) in connection with the performance of this Agreement shall be borne by the Party that incurs such expenses. The Service Fees shall be due and payable on a monthly basis; within 30 days after the end of each month, Party B shall (a) deliver to Party A the management accounts and operating statistics of Party B for such month, including the after-tax net income of Party B during such month (the “Monthly Income”), and (b) pay 100% of such Monthly Income, or other amount agreed by Party A, to Party A (each such payment, a “Monthly Payment”). Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited consolidated financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Monthly Payments paid by Party B to Party A in such fiscal year. Unless the Parties agree otherwise or the law provides otherwise, the Service Fees payable by Party B hereunder shall not be subject to any deduction or set-off (e.g. bank handling fees etc). The management report, operation data and financial statements provided by Party B shall be true, valid, accurate and complete. If Party A suffers any losses as a result of any defect of the aforesaid documents, Party B shall be fully responsible for such losses. In the event that Party B’s payment obligation hereunder is reduced or released because of the provision by Party B of any fraudulent materials to Party A, Party B hereby irrevocably undertakes to compensate Party A accordingly for the amount so reduced or released.

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Execution Version

3.	Intellectual Property Rights and Confidentiality

3.1.

To the extent permitted under the PRC laws, Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

3.2.

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which such Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason, except as may be deemed necessay or desirable in the opinion of counsel to the parties in light of the fact that applicable securities laws may require or encourage certain public disclosures.

3.3.	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

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Execution Version

4.	Representations and Warranties

4.1.	Party A hereby represents and warrants as follows:

4.1.1.	Party A is a wholly-foreign-owned enterprise legally registered and validly existing in accordance with the laws of China.

4.1.2.

Party A has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party A’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party A.

4.1.3.	This Agreement constitutes Party A's legal, valid and binding obligations, enforceable against it in accordance with the terms of this Agreement.

4.2.	Party B hereby represents and warrants as follows:

4.2.1.

Party B is a company legally registered and validly existing in accordance with the laws of PRC and has obtained the relevant permit and license for engaging in the Principal Business in a timely manner. It has independent legal person status, and has full and independent civil and legal capacity to execute, deliver and perform this Agreement. It can sue and be sued as a separate entity.

4.2.2.

Party B has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party B’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party B.

4.2.3.	This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it in accordance with the terms of this Agreement.

5.	Effectiveness and Term

This Agreement is executed on the date first above written and shall take effect as of such date. This Agreement shall maintain effective for 20 years from the date first above written (the “Term”) unless terminated in accordance with Section 6.1 or was compelled to terminate under applicable PRC laws and regulations.  This Agreement may be extended by Party A by written notice from Party A to Party B at any time during the last twelve months of the Term.

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Execution Version

6.	Termination

6.1.

During the Term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, subject to the applicable securities laws and regulations and the shareholders approval of Party A’s holding company, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

6.2.	The rights and obligations of the Parties under Section 3, 7 and 8 shall survive the termination of this Agreement.

7.	Governing Law and Resolution of Disputes

7.1.	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2.

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Chinese, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

7.3.

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.	Liability for Breach of Agreement

8.1.

The Parties agree and confirm that, if either Party (the “Defaulting Party”) is in breach of any provisions herein or fails to perform its obligations hereunder, such breach or failure shall constitute a default under this Agreement (the “Default”), which shall entitle the non-defaulting Party to request the Defaulting Party to rectify or remedy such Default with a reasonable period of time. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period of time or within 30 days of non-defaulting Party’s written notice requesting for such rectification or remedy, then the non-defaulting Party shall be entitled to elect any one of the following remedial actions: (a) to terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages; (b) to request the specific performance by the Defaulting Party of its obligations hereunder and request the Defaulting Party to fully compensate non-defaulting Party’s losses and damages.

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Execution Version

8.2.

No waiver of rights in respect of any Default hereunder shall be valid unless it was made in writing. Any failure to exercise or delay in exercising any rights or remedy by any Party under this Agreement shall not be deemed as a waiver of such Party. Any partial exercise of any right or remedy shall not affect the exercise of any other rights and remedies.

8.3.

Notwithstanding Section 8.1 above, the Parties agree and confirm that in no circumstance shall Party B terminate this Agreement prior to the end of the term, unless the applicable law or this Agreement provides otherwise.

8.4.	Notwithstanding any other provisions under this Agreement, the validity of this Section shall not be affected by the suspension or termination of this Agreement.

9.	Notices

9.1.

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1.

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2.	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

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Execution Version

9.2.	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	VTV Global Culture Media (Beijing) Co., Ltd.

Address:	8 Beichen East Road, Building 9-L, Suite 1007, Chaoyang District, Beijing, PRC

Attn:	Tijin Song

Email:	*

Party B:	Butterfly Effect Culture Media (Beijing) Co., Ltd.

Address:	Jiyi Wenchuang Garden II, Building F16, Gaobeidian West Dian, Chaoyang District, Beijing, PRC 100122

Attn:	Dazhi Liu

Email:	*

9.3.	If any Party change its address for notices or its contact person, a notice shall be delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1.	Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2.	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall thrive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

[SIGNATURE PAGE FOLLOWS]

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Execution Version

 [THE SIGNATURE PAGE TO BUSINESS COOPERATION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Business Cooperation Agreement as of the date first above written.

Party A:	VTV Global Culture Media (Beijing) Co., Ltd.

By:	/s/ Tijin Song

Name:	Tijin Song

Title:	CEO and Chairman

Party B:	Butterfly Effect Culture Media (Beijing) Co., Ltd.

By:	/s/ Yang Wang

Name:	Yang Wang

Title:	CEO

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